Exhibit 10.40

Fast Microloan Contract

Contract No. 410009115662693965

The Borrower (Party A, the Borrower Enterprises and the Co-Borrowers hereunder are collectively referred to as “Party A” or the “Borrower”, which refers to all/either party):

Borrower Name: Henan Jinyou Metal Technology Co., Ltd

Address: No. 2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Postal code: 463900

Legal representative (person in charge): Zhang Qinqin

Fax:

Tel:

Mobile phone: 15385820280

Email address:

Name of co-borrower: Zhang Qinqin

Address: No. 2, West of 107 National Highway, Xiping County, Jiju District, Zhumadian City, Henan Province, China.

Postcode: 463900

Name of document: ID Card

Certificate number: 341225199009205124

Tel:

Mobile phone: 15385820280

Email:

Lender (Party B): China Construction Bank Corporation Zhumadian Branch

Address: West section of Jiaotong road.

Postal code: 463000

Person in charge: Feng Xianjun

Fax: 8603962895511

Tel:

In accordance with the relevant laws, regulations and rules, party A and party B, by consensus, enter into this contract for mutual compliance.

Article I. Borrowing Limit

The amount of the loan offered by Party B to Party A is RMB 2,000,000 yuan.

The borrowing limit referred to in this contract refers to the limit of the principal balance of the working capital loan provided by B to Party A within the validity period of the limit agreed in this contract. The expenditure limit referred to in this contract means the limit of the principal amount of the loan that Party A can apply for per expenditure under the borrowing limit agreed in this contract in accordance with the relevant requirements of the contract.

During the validity period of the line of credit, Party A’s use of the borrowing limit of credit shall be Type (1):

(1)	Revolving credit. During the validity period of the limit, Party A’s use of the borrowing amount may be revolving. As long as the outstanding principal balance of the Borrowings under this Contract does not exceed the Borrowing Amount, Party A may apply for consecutive Borrowings, regardless of the number of times of Borrowings and the amount of each time, provided that the sum of the amount of the Borrowings applied for by Party A and the outstanding principal balance of the Borrowings under this Contract by Party A shall not exceed the Borrowing Amount.

(2)	Non-revolving credit. During the validity period of the limit, Party A cannot use the borrowing limit on a revolving basis. Party A may apply for borrowing continuously, but after the borrowing is returned, the borrowing amount corresponding to the borrowing will not be used again, i.e. the cumulative amount of expenditure will not exceed the borrowing amount.

Article II. Purpose of the Borrowing and Sources of Repayment

Party A shall use the borrowings for daily production and business management.

The source of repayment of the borrowings under this contract shall be the funds returned from production and operation.

Article III. Validity Period of the Borrowing Limit

The validity period of the borrowing limit under this contract shall be from May 25, 2023 to May 25, 2024 (hereinafter referred to as the Limit Validity Period). For any single borrowing incurred during the validity period of the line of credit, Party A shall repay it not later than the expiry date of the validity period of the borrowing limit.

At the end of the validity period, the unspent borrowing limit automatically expires.

The term of a single borrowing means the period from the date of expenditure of the single borrowing to the agreed date of repayment.

Loan expenditure means the act of disbursing the Loan Amount to the Loan Disbursement Account in accordance with Party A’s application and the agreement of this Contract.

Article IV. Use of the Loan

During the validity period of the credit line and within the loan amount, Party A may apply for loans one by one as needed and go through the corresponding procedures through online channels. Party B will disburse the loan funds to the agreed loan disbursement account according to Party A’s processing situation and the agreement of this contract.

The start date of the term of a single loan is the date on which the borrowed funds are disbursed to the loan disbursement account.

The maturity date of a single borrowing within a borrowing limit is the maturity date of the borrowing limit.

ArticleⅤ. Loan Interest Rate, Penalty Interest Rate and Interest Calculation and Settlement

ⅰ. Loan interest rates

1.	The interest rate of the loan under this contract is an annualized interest rate and is calculated using the simple interest method at 3.95%, i.e., the LPR rate plus (optional “plus” or “minus”) 30 basis points (1 basis point = 0.01%, accurate to 0.01 basis point), which remains unchanged during the term of the loan.

2.	There are no costs directly related to the loan under this contract.

3.	Considering the above loan interest and expenses directly related to the loan, using the simple interest calculation method, the annualized interest rate of the loan under this contract (referred to as the annualized interest rate of the combined interest and expenses) shall be the LPR interest rate plus or minus 30 basis points (1 basis point = 0.01%, accurate to 0.01 basis point).

ⅱ. Penalty interest rates

If Party A do not use the loan according to the purpose of the contract, the penalty interest rate is 100% above the loan interest rate. The penalty interest rate for overdue loans shall be 50% above the loan interest rate. If the loan is overdue and misappropriated at the same time, the penalty interest and compound interest shall be charged on the latter.

ⅲ. The Interest Commencement Date referred to in this Article means the date on which a single loan is transferred to the loan disbursement account (hereinafter referred to as the “Loan Disbursement Account”) as agreed in Article 7 of this Contract. The LPR interest rate under this contract refers to the 1-year loan market quotation rate (LPR) of the National Inter-bank Offered Rate Center (NIBOR) on the business day prior to the effective date of this contract.

ⅳ. Interest on the loan shall be calculated from the date when the loan is transferred to the loan disbursement account. The loan shall bear interest on a daily basis, and the daily interest rate = annual interest rate/360; if Party A fails to pay interest according to the interest settlement date agreed in this contract, compound interest shall be charged from the following day.

ⅴ. Interest settlement

Loans under this contract will be settled on a monthly basis, with the interest settlement date fixed at the 20th day of each month.

Article VI. Granting and disbursement of the loan

ⅰ. Prerequisites for granting the loan

Unless waived by party B in whole or in part, party B will only be obliged to disburse the Loan if all of the following prerequisites are consistently met:

1.	Party A has completed the approvals, registrations, deliveries, insurances and other statutory formalities in relation to the Loan under this Contract;

2.	Where there is a warranty in this contract, a warranty that meets your requirements is in force and remains in force;

3.	Party A has opened an account for withdrawals and repayments in accordance with Party B’s requirements;

4.	Party B has received and approved Party A’s application for loan and utilization;

5.	Party A has not committed any of the defaults mentioned in this contract;

6.	None of the circumstances agreed herein that may endanger Party B’s creditor’s rights have occurred;

7.	Laws, regulations or competent authorities shall not prohibit or restrict Party B from granting the loan hereunder;

8.	Party A’s financial indicators consistently meet the relevant requirements for the granting of loans by Party B;

9.	Party A has submitted the relevant information prior to loan disbursement in accordance with this contract;

10.	The information provided by Party A to Party B is legal, true, complete, accurate and effective, and meets other requirements put forward by Party B;

11.	Other prerequisites: None.

ⅱ. Loan disbursements

The loan payment under this contract shall be performed in the first method below:

1)	Autonomous payment by Party A

After Party B disburses the loan funds to the loan disbursement account according to Party A’s withdrawal request, Party A shall pay the loan funds to its counterparty on its own. Party A shall ensure that its counterparty matches the specific purpose of the loan and the transaction information.

2)	Party B is entrusted to pay

Party A irrevocably entrusts Party B with the payment of the loan funds to Party A’s Counterparty. Party B transfers the loan funds to the loan disbursement account and then disburses the loan funds from the loan disbursement account directly to the account of Party A’s counterparty. Party A shall not dispose of the loan funds in any form (including, but not limited to, transferring or withdrawing the loan funds).

Risks, liabilities and losses such as failure, error, delay in disbursement of loan funds due to incomplete, untrue, inaccurate information provided by Party A, failure to meet the specific purpose of borrowing, conflict between information, and other reasons that are not Party B’s fault, shall be borne by Party A, and Party B shall not be responsible for any of them. Party A shall compensate for all losses suffered by Party B as a result.

ⅲ. Regardless of whether the payment is made by Party B on trust or by Party A on its own, Party B shall be deemed to have fulfilled its obligation of disbursement of funds once the loan funds are credited to the loan disbursement account. Party A shall ensure that the status of the loan disbursement account is normal (including but not limited to not being frozen by the authorized authorities). Party A shall bear the risks, liabilities and losses arising from the freezing and deduction of the loan funds by the authorized authorities after the loan funds have entered the loan disbursement account. Party A shall indemnify Party B for any loss suffered by Party B as a result.

Article VII. Use and Supervision of Accounts

ⅰ. Loan disbursement account

The account for the disbursement of the loan hereunder shall be the account opened by Party A with Party B (Account No. 41050174720800000884).

ⅱ. Funds recovery account

1. Party A will use the existing account (account number: ) which has been opened with Party B as the account for fund recovery.

2. Party B have the right to manage the flow of funds in and out of the account. Specifically as followings,

(1) Availability of the recovered funds: The recovered funds shall be available by the repayment date agreed upon in this contract;

(2) The fund return account shall meet other requirements set forth by Party B.

ArticleⅧ. Repayment

1. Principles of repayment

Repayment of our repayments under this contract shall be made in accordance with the following principles:

Party B has the right to use Party A’s repayment firstly to repay the costs agreed in this contract to be borne by Party A but advanced by Party B, as well as the costs for Party B to realize its claims, and the remaining amount shall be repaid in accordance with the principle of repaying the interest first and then the capital, and repaying the interest with the capital. However, for loans with principal overdue for more than ninety days and interest overdue for more than ninety days, or loans otherwise provided for by laws, rules and regulations, Party A’s repayment shall be made in accordance with the principle of repaying the principal before the interest after repaying the above costs.

2. Interest payments

Party A shall pay interest due to Party B on the Interest Settlement Date. The first interest payment date shall be the first interest settlement date after the loan is disbursed. The interest shall follow the principal at the last repayment.

3. Repayment methods

Party A shall, on the repayment date as agreed in this contract, make full provision for the amount payable for the current period in the fund recovery account or other accounts opened with Party B and the guarantor’s personal account and transfer the money for repayment of the loan by itself (Party B also has the right to transfer the money for repayment of the loan from the account), or transfer the money for repayment of the loan from other accounts on the repayment date as agreed in this contract.

Party A chooses repayment method (a) to repay the loan:

(a) Repayment on demand

The loan under this contract can be repaid as and when it is borrowed, i.e. before the loan maturity date agreed in this contract, Party A shall repay the interest on a monthly basis, and may return part of the loan principal and interest or settle the whole loan principal and interest in advance at will. Party A shall, before the maturity date of the loan as agreed in this contract, make full provision for the amount payable in the fund recovery account and transfer the money to repay the loan by itself (Party B also has the right to transfer the money to repay the loan from the account), or transfer the money from other accounts to repay the loan.

(b) Fixed-term repayment

The loan under this contract shall be repaid by monthly interest payments and the principal shall be returned at maturity. Party A shall pay Party B the interest due on the interest settlement date, and the first interest payment date shall be the first interest settlement date after the loan is disbursed. The interest shall follow the principal at the final repayment. Party A shall make full provision for the amount payable for the current period in the fund recovery account and transfer the money to repay the loan by itself (Party B also has the right to transfer the money from the account to repay the loan) or transfer the money from other accounts to repay the loan on the repayment date as agreed in the present contract.

IV. Early repayment

If we repay the loan in installments, if we return part of the principal amount of the loan in advance, you have the right to choose to repay the loan in the repayment plan in the positive or negative order at your own discretion.

Party A’s early repayment of the principal shall be calculated in accordance with the actual number of days of use and the interest rate of the loan determined in Article 5 of this Contract. After the early repayment, the outstanding loan shall still be subject to the interest rate of the loan as agreed in this contract.

In case of adopting the fixed-term repayment method under Article Ⅷ(3)(b) and needing to make early repayment, Party A shall go to the business counter designated by Party B to handle the early repayment procedures.

Article Ⅸ. Rights and Obligations of Party A

I. Rights of Party A

(a) The right to apply to you for the borrowing of money in accordance with the contract;

(b) The right to use the borrowings for the purposes agreed upon herein;

(c) Party B has the right to request Party B to keep the financial information provided by Party A and the commercial secrets of production and operation confidential, unless otherwise stipulated by laws, regulations and rules, or requested by the authorized authorities, or otherwise agreed by both parties;

(d) The right to refuse the solicitation of bribes by Party B and its staff, and the right to report to the relevant authorities for the above behaviour or Party B’s violation of the state laws and regulations on credit rates, service charges and so on.

II. Obligations of Party A

(a) To make withdrawals and repay the principal and interest of the loan in full in accordance with the agreement herein, and to bear the expenses as agreed herein;

(b) Providing relevant financial and accounting information, production and operation status information and other information as requested by Party B;

(c) Party A shall notify Party B in writing within three working days after the occurrence of material adverse events affecting its solvency or other circumstances endangering Party B’s claims, or the occurrence of changes in industrial and commercial registration matters such as the name, legal representative (person in charge), residence, scope of business, registered capital or articles of association of the company (enterprise), and attach the relevant materials after the occurrence of such changes;

(d) Party A shall use the borrowings for the purposes as agreed in this Contract, and shall not crowd out, misappropriate or use the bank loans to engage in illegal or irregular transactions; shall not use the borrowings for investment in fixed assets, equity, etc.; shall not use the borrowings for investment in securities such as stocks and shares, or for investment in equity; shall not use the borrowings for trading in futures; shall not use them in the fields and for purposes prohibited by the State for production and operation, and shall not replace liabilities incurred as a result of Party A’s investment in fixed assets, Equity and other investments in liabilities; shall cooperate with and accept Party B’s inspection and supervision of its production, operation and financial activities, and the use and payment of borrowings under this contract, and shall cooperate with and accept the relevant requirements of Party B’s post-credit management; shall not abscond with the funds, transfer of assets, or use of related transactions in order to evade the debts to Party B; shall not make use of the false contracts with related parties, and shall not make use of the notes and accounts receivable without the actual trade background. Bills, accounts receivable and other claims to be discounted or pledged to banks to obtain bank funds or credit; Party A shall pay the loan funds as agreed in this contract and shall not circumvent Party B’s entrusted payment by turning the whole amount into zero or the like;

(e) Party A shall comply with national regulations on environmental protection if it uses the loan under this contract for manufacturing;

(f) Before the repayment of the principal and interest of the loan, the assets formed by the loan under this contract shall not be used to provide guarantee to a third party without party B’s consent;

(g) If Party A is a group customer, Party A shall report to Party B in a timely manner on connected transactions of more than 10% of Party A’s net assets, including: (1) the connected relationship between the parties to the transaction; (2) the items and nature of the transaction; (3) the amount of the transaction or the corresponding percentage; and (4) the pricing policy (including transactions of no amount or a nominal amount only);

(h) Party A shall obtain Party B’s written consent before Party A carries out any significant matters such as merger, demerger, transfer of equity, foreign investment or substantial increase in debt financing. However, Party B’s written consent shall not affect Party B’s right to take the remedial measures as agreed in this Contract when Party B believes that the above acts may endanger the security of Party B’s claims;

(i) Party A shall provide Party B with a summary report on the use and disbursement of the loan on a regular basis;

(j) The debt under this contract is the joint and several debt of the co-borrower and the borrowing enterprise. Once Party B has granted the loan as agreed in this contract, Party B may claim all the claims from either the borrowing enterprise or the co-borrower. Neither the Borrowing Enterprise nor the Co-Borrower may refuse to fulfil the repayment obligation to Party B by reason of any of its internal agreement on the assumption of debt or any other objection. The Borrowing Enterprise shall not refuse to fulfil the repayment obligation on the ground that the Loan has been used or misappropriated by the Co-Borrower, nor shall the Co-Borrower refuse to fulfil the repayment obligation on the ground that the Loan has been used or misappropriated by the Borrowing Enterprise.

Article Ⅹ. Rights and Obligations of Party B

ⅰ. Party B has the right to require Party A to repay the principal, interest and fees of the Loan on time, to manage and control the payment of the Loan funds, to dynamically monitor Party A’s overall cash flow, to recover the Loan in advance in accordance with Party A’s return of funds, and to exercise the other rights agreed in this Contract and to require Party A to fulfil its other obligations under this Contract;

ⅱ. Disbursement of loans in accordance with this contract, except for delays or failures caused by us or other reasons not attributable to party A;

ⅲ. The financial information provided by Party A and the commercial secrets of production and operation shall be kept confidential, except as otherwise provided by laws, regulations and rules, or as otherwise required by the authorized authorities, or as otherwise agreed by the parties;

ⅳ. Shall not offer bribes to Party A and its staff or solicit or accept bribes from them;

ⅴ. There shall be no dishonesty or behaviour detrimental to the legitimate interests of Party A.

Article ⅩⅠ. Liability for breach of contract and remedies in case of endangering Party B’s claims.

ⅰ. Party B’s breach of contract and liability for breach of contract

(a) If Party B fails to grant the Loan in accordance with this Contract without justifiable reasons, Party A may require Party B to continue to grant the Loan in accordance with this Contract;

(b) If Party B charges Party A interest or fees that should not be charged in violation of the prohibitions of national laws and regulations, Party A has the right to request Party B to refund them.

ⅱ. Default by Party A

(a) Party A has breached any of the covenants of this contract or any statutory obligations;

(b) Party A has expressly stated or demonstrated by its behaviour of not performing any obligations under this contract.

ⅲ. Circumstances that may jeopardize party B’s claim

(a) If one of the following circumstances occurs, which Party B believes may endanger the security of the claims under this contract: Party A’s contracting, trusteeship (takeover), leasing, shareholding reform, reduction of registered capital, investment, joint venture, merger, amalgamation, acquisition and reorganisation, demerger, joint venture, transfer of equity, substantial increase in debt financing, application for closure of business, application for dissolution, cancellation of the application for insolvency, change of shareholders/actual controllers or transfer of significant assets, suspension of production, closure of business, imposition of high fines by the competent authorities, registration cancellation, revocation of business licence, legal disputes change of shareholders/actual controllers or transfer of significant assets, suspension of production, closure of business, imposition of high fines by competent authorities, cancellation of registration, revocation of business licence, involvement in major legal disputes, serious difficulties in production and operation or deterioration of financial condition, decline in credit standing, inability of legal representatives or principals to perform their duties properly;

(b) If any of the following circumstances occurs, which Party B considers may endanger the security of the claims under this Contract: Party A fails to honour other debts due (including debts due to institutions at all levels of China Construction Bank or other third parties), transfers property at a low price or without compensation, establishes the right of abode in its own or common property, reduces or waives the debts of a third party, neglects to exercise its claims or other rights, or provides guarantees for a third party; Party A’s financial indicators fail to continuously meet the relevant requirements of Party B; there are abnormal fluctuations in the funds in any of our accounts (including accounts monitored by Party B, such as the fund recovery account); Party A has a major cross-default event Failure of Party A’s financial indicators to meet Party B’s requirements; abnormal fluctuation of funds in any of Party A’s accounts (including, but not limited to, accounts under Party B’s control, such as the fund recovery account); and the occurrence of a material cross-default event by Party A;The profitability of Party A’s main business is not strong; there are abnormalities in the use of loan funds;

(c) Party A’s shareholders have abused the independent status of the company’s legal person or the limited liability of the shareholders to evade debts, and Party B believes that the security of the claims under this contract may be jeopardized;

(d) Any of the preconditions for the granting of the loan agreed upon herein have not been consistently fulfilled;

(e) If the co-borrower or guarantor has any of the following circumstances, which Party B believes may jeopardize the security of the claim under this contract:

1. Breach of any agreement in this Contract or the Guarantee Contract or any falsehood, error or omission in the representations and warranties;

2. Contracting, trusteeship (takeover), leasing, shareholding reform, reduction of registered capital, investment, joint venture, merger, amalgamation, acquisition and reorganization, separation, joint venture, equity transfer, substantial increase in debt financing, (being) applied for closure, application for dissolution, revocation, (being) applied for bankruptcy, change of controlling shareholders/actual controllers or transfer of significant assets, transfer of property at low price or without compensation, establishment of residence rights in own or shared properties, negligence in exercising claims or other rights, suspension of production, closure of business, revocation of business licence, being deregistered, being imposed high fines by the competent authorities, or being involved in significant legal proceedings (b) Establishment of the right of abode in own or shared property, reduction or remission of debts of third parties, negligence in exercising claims or other rights, suspension of production, closure of business, imposition of high fines by the competent authorities, cancellation of registration, revocation of business licence, involvement in major legal disputes, serious difficulties in production and operation, or deterioration of the financial situation, or deterioration of the credit status, or the inability of the legal representative or the principal person in charge to perform his/her duties in a normal manner, which may affect the ability of the co-borrower or guarantor to undertake the repayment or guarantee. The ability of the co-borrower or guarantor to undertake repayment or guarantee;

3. Other circumstances where the ability to repay or guarantee is lost or likely to be lost;

(f) If one of the following circumstances occurs in the case of a mortgage or pledge, and Party B believes that the security of the claim under this contract may be jeopardized:

1. Destruction, loss, or diminution in value of the mortgaged or pledged property as a result of the act of a third party, expropriation, confiscation, requisition, resumption without compensation, demolition or relocation by the State, changes in market conditions, or any other cause;

2. The mortgaged or pledged property has been seized, impounded, established a right of abode, frozen, garnished, retained, auctioned, placed under the supervision of an administrative organ, or a dispute has arisen over its ownership;

3. The mortgagor or pledgor has violated any agreement in the mortgage contract or pledge contract or there is any falsehood, error or omission in the representation and warranty;

4. Other circumstances that may endanger the realization of Party B’s mortgage or pledge right;

(g) The guarantee is not established, is not in force, is invalid, is revoked, or is discharged, the guarantor is in default or has expressly indicated or demonstrated by its behaviour that it will not perform its guarantee, or the guarantor is partially or totally incapable of guaranteeing the guarantee, or the value of the guarantee is reduced, or any other circumstance, which in the opinion of the Party B may jeopardize the security of the claim under this contract; or any other circumstance which, in the opinion of the Party B, may jeopardize the security of the claim under this contract.

IV. Party B’s remedies

In the event of any of the circumstances set out in paragraphs 2 or 3 of this Article, without prior notice, you shall be entitled to exercise one or more of the rights set out below:

(i) Discontinuation of loans;

(ii) Conditions for the granting and disbursement of supplementary loans;

(iii) Changing the method of payment of the loan in accordance with this contract;

(ⅳ) Declare the Loan immediately due and demand that Party A immediately repay the principal, interest and costs of all debts due and outstanding under this Contract;

(v) Adjusting, canceling or terminating the borrowing limit accordingly, or adjusting the period of validity of the limit;

(ⅵ) If Party A fails to use the borrowings for the agreed purpose, interest and compound interest shall be charged on the misappropriated portion of the borrowings from the date the borrowings are not used for the agreed purpose to the date when the principal and interest are fully repaid at the penalty rate and in the manner of settlement agreed in this contract;

(vii) If the loan is overdue, for the principal and interest of the loan which Party A has not repaid on time (including the principal and interest of the loan which Party B declares to be due in whole or in part in advance), interest and compound interest shall be charged from the date of overdue to the date when the principal and interest are fully repaid, at the rate of the penalty rate and the method of settlement as agreed in the Contract. Overdue borrowing is the act of our party failing to repay the borrowing on time or exceeding the period of the agreed instalment repayment plan.

Prior to the maturity of the loan, compound interest will be charged on any interest that Party A fails to repay on time at the interest rate and settlement method of the loan as agreed in this contract; and

(viii) Other remedies, including but not limited to:

(1)	To transfer and collect the corresponding amount in RMB or other currencies from Party A’s account opened in China Construction Bank system without prior notice to Party A;

(2)	Exercise of security rights;

(3)	Require us to provide a new guarantee for all debts under this contract that meets your requirements;

(4)	Refusing to allow Party A to dispose of the corresponding amount of funds in the accounts opened by Party A in the China Construction Bank system (including but not limited to fund recovery accounts), and taking measures such as freezing, stopping payment, and closing the non-counter transaction function on Party A’s account;

(5)	Cancellation of this contract.

Article ⅩⅡ. Other provisions

ⅰ. Coverage of costs

1)	All costs (including but not limited to litigation costs, arbitration costs, property preservation costs, travelling expenses, execution costs, auction costs, service costs, publicity costs, attorney’s fees, etc.) incurred as a result of Party A’s breach of any of the agreements in this contract or Party B’s realization of its claims shall be borne by Party A.

2)	As for other expenses, Party A and Party B agree as follows: unless otherwise agreed in the contract, the expenses for custody, appraisal, lawyer service, etc. (if any) related to the financing under the contract and the expenses that can be borne by the financing party according to laws, regulations and rules shall be borne by Party A; the expenses incurred by Party B for due diligence investigation of the financing under the contract shall be borne by Party B.

ⅱ. Use of Party A’s information

Party A agrees that Party B shall enquire, print and save Party A’s credit status to the Financial Credit Information Base Database and other credit reference agencies established by law, and agrees that Party B shall provide Party A’s information to the Financial Credit Information Base Database and other credit reference agencies established by law. Party A agrees that Party B may also reasonably use and disclose Party A’s information for business needs.

ⅲ. Publication of calls

Party B has the right to notify the relevant departments or units of Party A’s default on the principal and interest of the loan or other defaults, and has the right to make public announcements through the news media to call for the collection of the loan.

ⅳ. Evidentiary effect of Party B’s records

Unless there is reliable and certain evidence to the contrary, Party B’s internal account records relating to principal, interest, fees and repayment records, documents and vouchers produced or retained by Party B in the course of Party A’s withdrawals, repayments and interest payments, and Party B’s records and vouchers for the collection of the Loan shall constitute conclusive evidence that effectively proves the creditor relationship between Party A and Party B. Party A cannot object to the above records, documents and vouchers merely because they were made or retained by Party B unilaterally.

ⅴ. Reservation of rights

Your rights under this contract do not affect and exclude any of your rights under laws, regulations and other contracts. Any forbearance, indulgence, concession or delay in exercising any of your rights under this Contract in respect of a breach or delay shall not be deemed to be a waiver of your rights or interests hereunder or a licence or sanction of any breach of this Contract, nor shall it restrict, prevent or hinder the continued exercise of such rights or the exercise of any of your other rights, or give rise to any obligations or liabilities on your part to us.

vi. Liquidation and cancellation of multiple obligations

If Party A owes other debts to Party B in addition to the debts under this contract, Party A and Party B agree that if Party A’s payment is not sufficient to settle all debts, Party B shall specify the order of settlement.

Regardless of the weight of Party A’s burden under the aforesaid debts (including but not limited to the amount of interest, penalty, compound interest, liquidated damages, fees or other amounts payable), the sequence of the expiry of the period for the fulfillment of the aforesaid debts and the proportion of a single debt to the total debt, Party B is entitled to demand Party A to pay the debts in accordance with the agreement in this paragraph in the amount specified by Party B.

order to settle the debt, Party A agrees not to raise any objections.

At the same time, Party B has the right to transfer RMB or other currencies from Party A’s account opened in the China Construction Bank system for the purpose of settling any of the debts due (including early maturity).

ⅶ. Transfers of payables

For all of the amount payable by Party A under this Contract, Party B has the right to transfer and collect the corresponding amount in RMB or other currencies from Party A’s account opened in the system of China Construction Bank without prior notice to Party A. Party B shall not be liable for any payment in RMB or other currencies. Party A shall be obliged to assist Party B in the procedures of foreign exchange settlement and sale or foreign exchange purchase and sale if required, and the exchange rate risk shall be borne by Party A.

ⅷ. Dispute resolution

(i) Jurisdictional agreements:

Disputes arising in the course of the performance of this contract may be resolved through negotiation, failing which, they shall be resolved in accordance with the first of the following ways:

1. Settled by suing the People’s Court at Party B’s domicile.

2. The arbitration shall be submitted to the Arbitration Commission (the place of arbitration shall be) and shall be conducted in accordance with the arbitration rules of the Commission in force at the time of the application for arbitration. The arbitral award shall be final and binding on both parties. During the period of litigation or arbitration, the provisions of this contract that do not relate to the disputed part shall still be performed.

(ii) Special agreements on litigation:

1. Online litigation engagements

If Party A and Party B choose the People’s Court to take jurisdiction over the disputes of this contract, Party A and Party B acknowledge and agree that the People’s Court, Party A and Party B and other litigants can rely on the electronic litigation platform to complete all the litigation activities such as filing, mediation, evidence exchange, enquiry, court hearing and delivery online through the Internet or special network. The aforementioned online litigation activities have the same legal effect as offline litigation activities.

2. Small Claims Procedural Agreements

If Party A and Party B choose the people’s court to take jurisdiction over the dispute of this contract, and the subject matter of the litigation is less than two times of the average annual salary of employed persons in the previous year in the province, autonomous region or municipality directly under the Central Government where Party B has its residence, Party A and Party B confirm and agree to apply the procedure of small claims as stipulated in the Civil Procedure Law.

(iii) Special agreement on arbitration:

If Party A and Party B choose an arbitration institution to govern the disputes under this contract, Party A and Party B acknowledge and agree that the arbitration institution, Party A and Party B and other arbitration participants may rely on the electronic arbitration platform to complete all or part of the arbitration process, such as filing, mediation, exchange of evidence, enquiry, hearing and service, etc., on-line, by means of the Internet or a dedicated network. The aforesaid online arbitration activities have the same legal effect as offline arbitration activities. Further, if the arbitration institution has formulated online arbitration rules, Party A and Party B agree to conduct the arbitration online in accordance with such rules.

ⅸ. Notarization

Party A agrees that Party B shall apply to Beijing CITIC Notary Office for a notarization of the preservation of evidence in respect of the process and results of the process of the two parties’ handling of the micro-express loan business and signing of the Contract and other relevant documents, and that after the notarization, the contents signed by the two parties may be directly admitted by the People’s Court. If Party A has any questions or suggestions about the meaning, content, procedure and effect of the notarization, it may contact Party B through the means agreed in this contract.

If Party A and Party B initiate litigation, arbitration or mediation in case of disputes, Party B has the right to apply to a notary public for the issuance of a notarized document on its own or on behalf of a third party.

ⅹ. Conditions for entry into force of the contract

This Contract shall come into effect after the Authorized Agent of the Borrowing Enterprise, on behalf of the Borrowing Enterprise and as a co-borrower, has clicked on the “Confirmation” (or other buttons of the same significance) and completed the confidentiality checking operation of the electronic channel.

If the contract is signed offline, this contract shall come into effect after it is signed by the legal representative (responsible person) or authorized agent of the borrowing enterprise with official seal, signed by the co-borrower himself/herself or authorized agent, and signed by the person in charge of Party B or authorized agent with official seal.

The information materials such as hints, announcements, notices and other information materials related to this business that the Lender expresses to the Borrower through the channels of China Construction Bank’s online banking and mobile banking in the course of the business under this Contract shall be an effective part of this Contract.

ⅹⅰ. Other matters of agreement

1. The parties to this contract confirm and agree that: this contract is signed by means of data message recognized by both parties; the electronic signature used by the Borrower in the Lender’s electronic system is a reliable electronic signature in accordance with the agreement of both parties; the Borrower’s access to the Lender’s electronic system is by means of identity authentication recognized by both parties, and any operation after passing the authentication is regarded as done by the Borrower himself (or his authorized agent). (or his authorized agent), and the Borrower undertakes to be responsible for the legal consequences arising therefrom.

2. When the Borrower handles this loan through the Lender’s e-banking channel, the Borrower shall at the same time comply with the e-banking service agreement and the relevant business rules announced by the Lender from time to time through the branch, website or e-banking and other channels, and the aforesaid agreement and business rules shall be applied in addition to the relationship of rights and obligations between the two parties under the present Contract.

3. Agreed service of notice clause

Party A confirms that it has reserved (or Party A subsequently contacts Party B to change) the postal address, postcode, email address, mobile phone number and other contact information as its valid address for service during the loan application process, and agrees that the above address for service is applicable to the service of all kinds of notices, agreements and documents related to this contract, including but not limited to the service of all kinds of notices, agreements and other documents during the performance of the contract, as well as relevant documents and legal instruments in case of disputes arising out of the contract. The service of documents and legal instruments in case of disputes arising out of the contract, including the service of relevant documents in the first trial, second trial, retrial and execution procedures and other procedures after the dispute has entered into arbitration and civil litigation procedures.

Any notice in writing or by electronic message from you shall be deemed to have been performed by you if it is sent to the above address; in the case of service by an arbitration organization or the People’s Court, it may be sent by post directly to the above address.

If Party A’s address for service needs to be changed, Party A shall notify Party B of the change in fifteen working days in advance through Party B’s business outlets, customer service telephone number, etc. If Party A enters into arbitration or civil litigation procedures, Party A shall also notify the relevant arbitration organization or the People’s Court of the change in writing fifteen working days in advance if the address of Party A’s address for service needs to be changed. If Party A fails to fulfil the obligation to notify the change of service address in time, the above service address of Party A shall remain as the valid service address in law.

If the notice or relevant legal document issued by Party B, the People’s Court or the arbitration institution is not actually received or delivered by mail due to the inaccuracy of the service address provided or confirmed by Party A, or if Party B, the arbitration institution or the People’s Court is not informed of the change of the service address in a timely manner and in accordance with the contract after the change of the service address, or if Party A and its designated signatory refuses to sign for the receipt of the notice or the relevant legal document, the date of the return of the notice or legal document shall be deemed to be the day of the delivery of the notice or the legal document; if the notice or the legal document is served directly, the In case of direct service, the date of service shall be deemed to be the date on which the person who serves the notice or legal document makes a note of the situation on the return of service on the spot.

4. Operator data loss information restoration clause

If the Borrower fails to fulfil the obligation to notify the change of contact number, the Borrower agrees and authorizes the Lender to obtain the Borrower’s latest contact number through the communication operator and use it for the collection and management of the Loan in the event of the Borrower’s breach of the contract or in the event of the Borrower’s claim being jeopardized.

5. The price and out-of-pocket expenses under this contract are tax inclusive, including VAT, unless otherwise agreed by the parties.

6. Invoices

6.1 Party B will issue invoices in accordance with the following agreement (1) below:

(1) If Party A requests for invoicing, Party B will issue VAT invoices for the current payment amount in accordance with the law after receiving the payment from Party A.

(2) Other engagements.

6.2 Invoicing information provided by party A

Company name (full name):

Taxpayer identification number:

Bank account:

Account opening bank:

Address:

Mobile No.: 15385820280

6.3 Party A shall provide timely assistance to Party B upon Party B’s request in the event that it is necessary to void an invoice or issue a red-letter invoice. If Party A is unable to void the invoice or issue a red-letter invoice due to Party A’s reasons, Party A shall compensate Party B for all losses, including but not limited to taxes, surcharges, penalties and late payment fees.

7. If Party A is an organization outside the People’s Republic of China and the price and out-of-the-money expenses under this Contract are subject to tax preferences according to the laws, regulations, rules or relevant provisions of the relevant departments and need to be filed for tax purposes, Party A shall, upon Party B’s request, timely provide Party B with sufficient and accurate information on the filing of VAT tax preferences to assist Party B in completing the filing of tax records and other work.

Article ⅩⅢ. Declaration

(1)	Party A is clearly aware of Party B’s business scope and authorizations and privileges;

(2)	Ⅱ. Party A has carefully read all the terms of this contract and has paid special attention to the contents in bold and black fonts. Party B has clearly explained the relevant clauses at Party A’s request, and Party A knows and fully understands the meaning of all the clauses and the corresponding legal consequences;

(3)	Ⅲ. Party A’s signing and performance of its obligations under this Contract are in compliance with laws, administrative regulations, rules and regulations and Party A’s Articles of Association or internal organisational documents, and have been approved by the Company’s internal authorised bodies and/or the State’s authorised authorities;

(4)	IV. Party A’s production and operation is legal and compliant;

(5)	V. Party A has the ability to sustain its business and has a legitimate source of repayment;

(6)	Ⅵ.Party A undertakes that all the loans under this contract are based on the real needs for the specific purpose of borrowing and have not exceeded its actual needs;

(7)	Ⅶ. Party A and its controlling shareholders have a good credit standing and have no significant adverse records;

(8)	Ⅷ. Party B has the right to entrust other branches of China Construction Bank to issue loans under this contract and to exercise and perform the rights and obligations of Party B under this contract, and Party A has no objection to this.

(9)	Ⅸ. Party A declares that at the time of entering into this contract, Party A and its significant related parties, main contractors, suppliers and project sponsors have not committed any act or circumstance that violates the laws, rules and regulations of the People’s Republic of China or the country or region where the project is located in relation to the management of environmental, social and governance risks, and that there is no act or circumstance that violates the international customs or norms or fails to be materially in line with the international good practices in the overseas projects. or circumstances. Party A undertakes that the documents and related procedures submitted to Party B involving environmental, social and governance risks are compliant, effective and complete, and that it has paid sufficient attention to the relevant risk points and effective dynamic control. Party A undertakes to strengthen the environmental, social and governance risk management of itself and its important related parties, main contractors, suppliers and project sponsors after the conclusion of this contract, strictly comply with the laws, rules and regulations of the People’s Republic of China and the country or region where the project is located in relation to the environmental, social and governance risk management, and the overseas projects strictly comply with the international practices or guidelines, and keep in line with the international good practices in substance, so as to eliminate environmental and social hazards and related risks (including but not limited to environmental, social and governance issues related to energy consumption, pollution, land, health, safety, migration and resettlement, ecological protection, energy conservation and emission reduction, climate change, corporate governance deficiencies and management failures, etc.) in the course of construction, production and operation activities. Party A acknowledges that Party B has the right to supervise Party A’s environmental, social and governance risk management and has the right to request Party A to submit environmental, social and governance risk reports and relevant information, and Party B has the right to disclose relevant information in accordance with laws and regulations, self-regulatory rules and other provisions in respect of the granting of credits or investments by Party A that involves significant environmental, social and governance risk impact. If the above statement of Party A is false or the above commitment is not fulfilled, or Party A or Party A’s important related parties, major contractors, suppliers or project sponsors may cause environmental, social and governance risks, Party B has the right to urge Party A to take relevant risk mitigation or disposal measures in a timely manner, require Party A to make a timely report on the possible impacts caused by the incident, and has the right to stop handling investment and financing business (including but not limited to refusing to issue loans, providing financing, and providing investment and financing services) for Party A. Party B has the right to stop the investment and financing business for Party A (including but not limited to refusing to issue loans, provide financing, issue guarantee or letter of credit or bank acceptance, etc.), or declare the early maturity of the claims (including but not limited to loans, financing, advances that have been or may be incurred, etc.), or suspend or terminate the disbursement of the funds to Party A, or take other remedies as agreed in the Agreement or permitted by the law.

If customers have any questions, comments or suggestions about China Construction Bank’s products or services, they can call China Construction Bank’s 95533 Customer Service and Complaints Hotline for advice and feedback.

Party A (Borrower):

Borrower: Henan Jinyou Metal Technology Co., Ltd

Legal representative or authorized agent: Zhang Qinqin

Co-borrowers: Zhang Qinqin

Party B (Lender) : China Construction Bank Corporation Zhumadian Branch

Signing date: May 25, 2023

(The following signature and stamp apply only to offline contract signing)

Party A (official seal):

Legal representative (person in charge) or authorized agent (signature):

Co-borrower (signature):

Date:

Party B (official seal):

Responsible person or authorized agent (signature):

Date: